   As filed with the Securities and Exchange Commission on February 5, 1998

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                  ----------

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               February 4, 1998


                           PLAYBOY ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                  1-6813                 36-2258830
    (State of other            (Commission             (IRS Employer
    jurisdiction of            File Number)         Identification Number)
    incorporation)


        680 North Lake Shore Drive                                     60611
            Chicago, Illinois                                       (Zip Code)
(Address of principal executive offices)


                                (312) 751-8000
             (Registrant's telephone number, including area code)

Item 5.   Other Events.

          On February 4, 1998, Playboy Enterprises, Inc. ("PEI") and Spice Entertainment Companies, Inc. ("Spice") issued a Press Release announcing they had entered into an agreement whereby PEI will acquire all of the outstanding shares of Spice for cash and PEI stock. Spice shareholders will retain ownership of Spice's digital operations center for video and Internet broadcasts, certain rights to a library of adult films, and Spice's option to acquire the outstanding stock of Emerald Media, Inc. Consummation of the proposed transaction is subject to due diligence review, receipt of necessary governmental approvals, definitive documentation, working capital and tax adjustments, approval of the proposed transaction by the Board of Directors of PEI and Spice and the stockholders of Spice, receipt of a fairness opinion by Spice and other customary closing conditions. Closing of the transaction is expected to occur during the second calendar quarter of 1998, however, there is no assurance that any definitive agreement regarding the sale of Spice will be reached or that the transaction will be completed. A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 7.   Financial Statements and Exhibits.

          The following exhibit is filed as part of this report:

99.1 Text of Press Release dated February 4, 1998

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Playboy Enterprises, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                               PLAYBOY ENTERPRISES, INC.

                               By /s/ Linda G. Havard
                                  ---------------------------
                                      Linda G. Havard
                                      Executive Vice President,
                                      Finance and Operations and
                                      Chief Financial Officer

Date: February 5, 1998

                                 EXHIBIT INDEX


Exhibit
Number                    Document Description
-------                   --------------------
 99.1          Text of Press Release dated February 4, 1998

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